                                                                    EXHIBIT 10.2

                       ASSET PURCHASE AND SALE AGREEMENT


                                    BETWEEN


                          EARLE HAGEN AS ASSIGNEE FOR
                          THE BENEFIT OF CREDITORS OF
                         ANDERSON FILM INDUSTRIES CORP.
                               DBA ANDERSON VIDEO
                                       AS
                                   THE SELLER

                                      AND

                              AV ACQUISITION CORP.
                                       AS
                                   THE BUYER


                              DATED MARCH 7, 1997

                               TABLE OF CONTENTS
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                                                                   PAGE(S)
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

ARTICLE 1 - PURCHASE AND SALE OF THE ASSETS............................  1

         Section 1.1   Purchase By Buyer and Sale By Assignee
                       of the Assets...................................  1

ARTICLE 2 - CERTAIN DEFINITIONS........................................  2

         Section 2.1   Accounts Receivable.............................  2
         Section 2.2   Affiliate.......................................  2
         Section 2.3   Anderson Business...............................  2
         Section 2.4   Approved Liens..................................  2
         Section 2.5   Assets..........................................  2
         Section 2.6   Assignment......................................  3
         Section 2.7   Assignor........................................  3
         Section 2.8   Assignee........................................  3
         Section 2.9   Books And Records...............................  3
         Section 2.10  Business Day....................................  3
         Section 2.11  Closing.........................................  3
         Section 2.12  Closing Date....................................  3
         Section 2.13  Contract........................................  3
         Section 2.14  D.L. Anderson...................................  4
         Section 2.15  Doggett.........................................  4
         Section 2.16  Environmental Law...............................  4
         Section 2.17  Environmental Permit............................  4
         Section 2.18  ERISA...........................................  4
         Section 2.19  Excluded Assets.................................  4
         Section 2.20  Financial Statements............................  5
         Section 2.21  Governmental Authority..........................  5
         Section 2.22  Governmental Licenses And Permits...............  5
         Section 2.23  Hazardous Substance.............................  6
         Section 2.24  Intellectual Property...........................  6
         Section 2.25  Inventory.......................................  6
         Section 2.26  Law.............................................  6
         Section 2.27  Leased Premises.................................  6
         Section 2.28  Liabilities (Liability).........................  6
         Section 2.29  Liens...........................................  7
         Section 2.30  Loss or Losses..................................  7
         Section 2.31  Material Adverse Effect.........................  7
         Section 2.32  Person..........................................  7
         Section 2.33  Personal Property...............................  7
         Section 2.34  Personal Property Leases........................  7
         Section 2.35  Purchase Price..................................  7
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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
         Section 2.36  Real Property...................................  7
         Section 2.37  Real Property Lease.............................  8
         Section 2.38  Required Consent................................  8
         Section 2.39  Related Agreement...............................  8
         Section 2.40  Schedule or Schedules...........................  8
         Section 2.41  Subsidiary......................................  8
         Section 2.42  Taxes...........................................  8

ARTICLE 3 - TRANSACTIONS TO BE EFFECTED AT CLOSING.....................  8

         Section 3.1   Closing.........................................  8
         Section 3.2   Transactions To Be Effected.....................  9
         Section 3.3   Possession and Risk of Loss.....................  10
         Section 3.4   Employees.......................................  10

ARTICLE 4 - PURCHASE PRICE AND PAYMENT OF THE PURCHASE PRICE...........  10

         Section 4.1   Purchase Price..................................  10
         Section 4.2   Payment of the Purchase Price...................  10

ARTICLE 5 - REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF
            ANDERSON, D.L. ANDERSON AND DOGGETT........................  11

         Section 5.1   Corporate Status and Subsidiaries...............  11
         Section 5.2   Authorization of Agreement......................  11
         Section 5.3   Binding Agreement...............................  11
         Section 5.4   No Default......................................  11
         Section 5.5   Title To and Interest In the Assets.............  12
         Section 5.6   Financial Statements; Undisclosed Liabilities;
                       Other Documents.................................  12
         Section 5.7   Condition and Sufficiency of Assets.............  12
         Section 5.8   Real Property...................................  13
         Section 5.9   Personal Property...............................  13
         Section 5.10  Inventories.....................................  13
         Section 5.11  Litigation; Compliance With Laws................  13
         Section 5.12  Permits.........................................  14
         Section 5.13  Insurance.......................................  14
         Section 5.14  Tax Matters.....................................  14
         Section 5.15  Intellectual Property...........................  14

                                      ii
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                               TABLE OF CONTENTS
                                  (CONTINUED)

         Section 5.16  Books and Records...............................  15
         Section 5.17  Customers.......................................  15
         Section 5.18  Schedules and Exhibits..........................  15
         Section 5.19  Environmental Issues............................  15
         Section 5.20  No Continuing Liabilities to Employees..........  16
         Section 5.21  Employee Benefit Plans..........................  16
         Section 5.22  No Collective Bargaining Agreements.............  16
         Section 5.23  Transfer of Masters and Work-in-Progress........  17
         Section 5.24  Accuracy Of Statements..........................  17

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF THE BUYER TO THE
            ASSIGNEE                                                     17
         Section 6.1   Corporate Status................................  17
         Section 6.2   Authorization of Agreement......................  17
         Section 6.3   Binding Agreement...............................  18

ARTICLE 7 - OTHER COVENANTS OF ANDERSON, D.L. ANDERSON AND
            DOGGETT                                                      18

         Section 7.1   Consents and Approvals..........................  18
         Section 7.2   Customer Lists..................................  18
         Section 7.3   Non-Competition.................................  19
         Section 7.4   Implementing Agreement..........................  20
         Section 7.5   Required Consents Obtained......................  20

ARTICLE 8 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER.......  20

         Section 8.1   Conditions Precedent............................  20
         Section 8.2   Continued Truth of Representations and
                       Warranties and Compliance With Covenants........  20
         Section 8.3   Governmental Approvals..........................  21
         Section 8.4   Consent Of Third Parties........................  21
         Section 8.5   Adverse Proceedings.............................  21
         Section 8.6   Delivery of Schedules and Other Materials.......  21
         Section 8.7   Documents.......................................  21
         Section 8.8   Discharge of Federal Tax Liens..................  21
         Section 8.9   Approved Liens..................................  22

                                     iii
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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
ARTICLE 9 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ASSIGNEE........  22

         Section 9.1   Conditions Precedent............................  22
         Section 9.2   Continued Truth Of Representations And
                       Warranties And Compliance With Covenants........  22
         Section 9.3   Governmental Approvals..........................  22
         Section 9.4   Consent of Third Parties........................  22
         Section 9.5   Adverse Proceedings.............................  22

ARTICLE 10 - INDEMNIFICATION...........................................  23

         Section 10.1  Survival........................................  23
         Section 10.2  Indemnification by D.L. Anderson and Doggett....  23
         Section 10.3  Failure of D.L. Anderson and Doggett to Act.....  23
         Section 10.4  Subrogation and Contribution....................  23
         Section 10.6  Indemnification of Assignee.....................  24

ARTICLE 11 - GENERAL PROVISIONS........................................  24

         Section 11.1  Sales and Use Tax...............................  24
         Section 11.2  Seller's Brokers................................  24
         Section 11.3  Buyer's Brokers.................................  24
         Section 11.4  Time is of the Essence..........................  24
         Section 11.5  Notices.........................................  24
         Section 11.6  Entire Agreement; Amendment.....................  25
         Section 11.7  Counterparts....................................  25
         Section 11.8  Governing Law...................................  25
         Section 11.9  Partial Invalidity..............................  26
         Section 11.10 Successors and Assigns..........................  26
         Section 11.11 Captions........................................  26
         Section 11.12 Effect Of Investigation.........................  26
         Section 11.13 Waivers.........................................  26
         Section 11.14 Interpretation..................................  26
         Section 11.15 No Third Party Beneficiaries....................  27
         Section 11.16 Further Assurances..............................  27
         Section 11.17 Remedies Cumulative.............................  27
         Section 11.18 Fees, Costs and Expenses........................  27


                        ASSET PURCHASE AND SALE AGREEMENT


         THIS ASSET PURCHASE AND SALE AGREEMENT is made as of the 7th day of March, 1997 by and between Earle Hagen, assignee ("Assignee" or "Seller") for the benefit of the creditors of Anderson Film Industries Corp., dba Anderson Video, a California corporation ("Anderson") and AV Acquisition Corp., a Delaware corporation (the "Buyer"). This Asset Purchase and Sale Agreement, including all exhibits and schedules attached hereto, as it may be amended from time to time, shall be referred to as the "Agreement."

                                R E C I T A L S:

         A. Anderson, on or about March 7, 1997, executed an assignment to Assignee for the ultimate benefit of its creditors generally of all of the property and assets of Anderson of every kind and nature wherever located, both real and personal, and of every type, kind and nature, and any and all right, title or interest therein, including without limiting the generality of the foregoing all of the assets pertaining to the Anderson Business (as defined in Section 2.3 hereof); and

         B. Assignee has legal title to and possession of, and is empowered to sell and dispose of, the assets which are the subject matter of this Agreement and to execute, deliver and perform this Agreement; and

         C. Assignee wishes to sell, assign, transfer, convey and deliver to the Buyer all of the Assignee's right, title and interest in and to certain assets used in the conduct of the Anderson Business, and the Buyer wishes to purchase, accept and take from Assignee those certain assets upon the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations and warranties herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                    ---------
                         PURCHASE AND SALE OF THE ASSETS
                         -------------------------------

         Section 1.1 Purchase By Buyer and Sale By Assignee of the Assets. Upon
                     ----------------------------------------------------
the terms and subject to the conditions of this Agreement, at the Closing, Assignee shall sell to Buyer and Buyer shall purchase from Assignee the Assets without the Excluded Assets and Buyer shall not assume any Liabilities.

                                    ARTICLE 2
                                    ---------
                               CERTAIN DEFINITIONS
                               -------------------

         Section 2.1 Accounts Receivable. The term "Accounts Receivable" shall
                     -------------------
mean all of the notes and accounts receivable arising out of the operation of the Anderson Business from formation to the date of the Assignment which remain unpaid as of the Closing Date.

         Section 2.2 Affiliate. The term "Affiliate" shall mean, with respect to
                     ---------
any specified Person, (a) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person; (b) any other Person which is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person or a Person described in clause (a) of this Section, (c) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities; (d) another Person in which the specified Person has a substantial beneficial interest or as to which the specified Person serves as trustee or in a similar capacity, (e) each Subsidiary of such Persons; and/or
(f) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of such relative.

         Section 2.3 Anderson Business. The term "Anderson Business" shall mean
                     -----------------
the business of Anderson as it has heretofore been conducted, including studio services and television services. "Studio services" include provision of the facilities and services necessary to manage, format and distribute content, which in turn include archiving original elements and working masters, creating working masters from original elements, duplicating masters for professional applications and formatting masters to meet specific end-user standards and requirements. "Television services" include provision of technical and certain creative services necessary to conform original film or video principal photography to a final product suitable for airing on television, which in turn include converting developed negative to video tape and/or digital formats, creating visual effects, integrating visual effects in the final program master, correcting color, removing artifacts and scratches from the program master, formatting for commercial integration, and delivering the program master for broadcast.

         Section 2.4 Approved Liens. The term "Approved Liens" means Liens
                     --------------
approved by and acceptable to Buyer at Closing, as provided in Section 8.9.

         Section 2.5 Assets. The term "Assets" shall mean all of the assets,
                     ------
properties, leases, leasehold improvements, prepaid expenses and deferred charges, rights, books, records, files and goodwill of, relating to or used in the Anderson Business, of every kind, nature and description, real, personal and mixed, tangible and intangible, whether or not reflected on the books and records of Anderson including, but not limited to accounts, book accounts, Accounts Receivable, the Books and Records, the Contracts, the Inventory, the Personal Property, Anderson's interest in any Real Property, Anderson's interest in the Real Property Lease, Anderson's interest in the

Personal Property Leases, the Intellectual Property, all assets including accounts and Accounts Receivable reflected on the Financial Statements (other than inventory disposed of after the respective dates thereof in the ordinary course of business), the names "Anderson Film Industries Corp." and "Anderson Video" and all Governmental Licenses and Permits relating to the Anderson Business and/or the Assets; provided, however, that for all purposes under this Agreement, the term "Assets" and any term set forth within the definition of assets which describes any asset included therein shall not include the assumption of any Liability associated therewith or arising thereunder.

         Section 2.6 Assignment. The term "Assignment" shall mean the General
                     ----------
Assignment of all the property and assets of Anderson dated March 7, 1997, by Anderson, as "Assignor" to Earle Hagen, as "Assignee" for the ultimate benefit of the creditors generally of Anderson.

         Section 2.7 Assignor. The term "Assignor" shall mean Anderson as the
                     --------
Assignor under the Assignment.

         Section 2.8 Assignee. The term "Assignee" shall mean Earle Hagen as
                     --------
"Assignee" under the Assignment and as "Assignee" or "Seller" under this Agreement.

         Section 2.9 Books And Records. The term "Books and Records" shall mean
                     -----------------
all books and records of Anderson including, but not limited to (a) all books and records relating to (i) employees, agents, dealers, jobbers and other representatives, (ii) suppliers, (iii) the purchase of raw materials, supplies and services, (iv) Inventory, (v) customers and (vi) the marketing and sale of products and services; (b) all financial or other information relating to Anderson's Business or any of the Assets, which information exists in a form that may be reproduced in documentary form, transmitted electronically or copied to computer media, and is or pursuant to the Assignment should be in the possession of Assignee, or is readily available to Anderson or Assignee; and (c) all leases and other contracts, surveys and appraisals, and engineering reports relating to Anderson's Business or any of the Assets.

         Section 2.10 Business Day. The term "Business Day" shall mean any day
                      ------------
of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in the State of California generally are closed for business other than the retail depository business.

         Section 2.11 Closing. The term "Closing" shall mean the closing of the
                      -------
transactions contemplated by this Agreement on the Closing Date, in accordance with Article 3 hereof and subject to all of the other terms and conditions hereof.

         Section 2.12 Closing Date. The term "Closing Date" shall mean the date
                      ------------
of the Closing.

         Section 2.13 Contract. The term "Contract" shall mean any plan,
                      --------
program, arrangement, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or verbal, which is intended or purports to be binding and enforceable or which is offered to any Person and acted upon or relied upon by such Person.

         Section 2.14 D.L. Anderson. The term "D.L. Anderson" shall mean Darrell
                      -------------
L. Anderson, individually.

         Section 2.15 Doggett. The term "Doggett" shall mean Michael Doggett,
                      -------
individually.

         Section 2.16 Environmental Law. The term "Environmental Law" shall mean
                      -----------------
any Law which related to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, of pollutants, contaminants, or hazardous or toxic wastes, substances or materials; including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended any so-called "Superlien" law, and any other similar Federal, state or local statutes.

         Section 2.17 Environmental Permit. The term "Environmental Permit"
                      --------------------
shall mean any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

         Section 2.18 ERISA. The term "ERISA" shall mean the Employee Retirement
                      -----
Income Security Act of 1974, as amended.

         Section 2.19 Excluded Assets. The term "Excluded Assets" shall mean all
                      ---------------
of the following assets of the Assignee obtained from Anderson pursuant to the Assignment relating to or arising out of the conduct of the Anderson Business:

                  (a) all cash, bank balances or other cash equivalents on hand or in banks or other financial institutions of Anderson as of the date of the Assignment; provided, however, that all checks received by Anderson, Assignee or Buyer on or after the date of the Assignment shall not be Excluded Assets, but shall be deemed to be collections upon the accounts receivable transferred to Buyer and shall be delivered to Buyer;

                  (b) all (i) federal, state and local income tax refunds or credits with respect to any period of time prior to the Closing Date, and (ii) federal, state and local real property, personal property, franchise, sales, use and withholding tax and other employee benefit tax refunds or credits with respect to any period of time prior to the Closing Date in each case without regard to the date when any such tax refund is received or realized by the Assignee;

                  (c) all amounts paid in cash or cash equivalents to the Assignee before or after the Closing Date (i) under any policy of insurance, as a result of or in connection with any claim filed by the Assignee prior to the Closing Date, or (ii) in connection with any litigation, arbitration or other legal proceeding instituted by the Assignee or to which the Assignee is a party as to which it is a successor (whether under a policy of insurance or otherwise);

                  (d) all electric, telephone, water, natural gas, sewer and other related utility deposits; provided, however, that no other deposits shall be Excluded Assets;

                  (e) all claims by Anderson for all refunds and discounts of whatever nature relating to or arising out of the conduct of the Anderson Business prior to the Closing Date;

                  (f) all causes of action to avoid and recover fraudulent or preferential transfers which inure to the benefit of an assignee for the benefit of creditors; and

                  (g) all Contracts, whether or not assigned to Assignee; provided, however, that the following Contracts shall not be Excluded
         Assets: (i) those certain Contracts with customers set forth in
         Schedule 2.19(g); (ii) the Real Property Lease; (iii) the Personal Property Leases; and (iv) licenses or permits (including Governmental Licenses and Permits) granting Anderson rights used or useful in the conduct of Anderson's Business.

         Section 2.20 Financial Statements. The term "Financial Statements"
                      --------------------
shall mean all of the following: (a) the Financial Statements of Anderson prepared with respect to its business as of December 31, 1996 which are included in Schedule 5.6, consisting of the unaudited balance sheet at such date and the unaudited related statements of earnings and retained earnings and cash flows for the year ended December 31, 1996; and (b) financial statements prepared with respect to Anderson as of January 31, 1997, which are listed in Schedule 5.6, consisting of the unaudited balance sheet at such date and the unaudited related statements of operations and retained earnings and cash flows for the one month then ending.

         Section 2.21 Governmental Authority. The term "Governmental Authority"
                      ----------------------
shall mean the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Pension Benefit Guaranty Corporation and other quasi-governmental entities established to perform such functions.

         Section 2.22 Governmental Licenses And Permits. The term "Governmental
                      ---------------------------------
Licenses and Permits" shall mean the licenses, permits or other authorizations required by any law or

Governmental Authority to be held by a Person in order to operate the Assets as they have been operated historically by Anderson and with respect to the Anderson Business.

         Section 2.23  Hazardous Substance. The term "Hazardous Substance" shall
                       -------------------
have the meaning set forth in 42 U.S.C. ss. 9601 et seq. and the regulations promulgated thereunder.

         Section 2.24 Intellectual Property. The term "Intellectual Property"
                      ---------------------
shall mean any and all (a) trademarks, trade names, logos, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing, the names "Anderson Film Industries Corp." and "Anderson Video," and any goodwill associated with any of the foregoing); (b) technology, trade secrets, inventions, know-how, designs, computer programs, proprietary information and processes; and (c) all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such assets, properties or rights).

         Section 2.25 Inventory. The term "Inventory" shall mean all products
                      ---------
(finished or otherwise), if any, held for sale by Anderson on the date of the Assignment, including stock videotape.

         Section 2.26 Law. The term "Law" shall mean any law, statute,
                      ---
regulation, ordinance, rule order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

         Section 2.27 Leased Premises. The term "Leased Premises" shall mean
                      ---------------
Anderson's business premises leased pursuant to the Real Property Lease.

         Section 2.28 Liabilities (Liability). The term "Liabilities" shall mean
                      -----------------------
all (a) obligations at any date which, are or should be reflected and classified as liabilities on Anderson's balance sheet; (b) all contingent liabilities (including, without limitation, guarantees, endorsements or obligations to pay, assume or purchase liabilities or any obligation to purchase, sell or otherwise furnish assets, properties or services primarily for the purpose of enabling such other Person to make payment of such liabilities or of assuring the owner of such liabilities against loss with respect thereto); (c) amounts (calculated on an actuarial basis) that could be payable pursuant to any contract, or other plan or arrangement by which Anderson is bound with respect to or affecting its employees, officers,directors, representatives or agents; (d) penalties, charges and assessments payable by Anderson to any other Person, including penalties, charges or assessments that are triggered by virtue of the occurrence of a transaction or event; (e) liabilities secured by any Lien affecting any assets or properties owned by Anderson (whether or not any such liability has been assumed by Anderson, and whether it arises under a conditional sale or other title retention agreement given as a security device); and (f) any other claims, responsibilities, liabilities or obligations, regardless of whether such claim, liability, responsibility or obligation is known or unknown, fixed or accrued, absolute or contingent, determined or determinable and whether such claim, responsibility, liability or obligation has arisen or has yet to arise or would be required to be recorded or reflected on the books of

Anderson, including but not limited to obligations for defects in, or otherwise resulting from, work performed by Anderson.

         Section 2.29 Liens. The term "Liens" shall mean all, with respect to
                      -----
any given property(ies), encumbrances, defects of title, deeds of trust, security agreements, pledges, liens, conditional sales agreements, claims, restrictions, charges, options, leases, subleases, encroachments, covenants, easements and/or rights of third parties of every kind and character arising or existing by operation of law, by judicial decree or judgment or arbitral decision, by contract or otherwise, whether or not accrued or fixed, absolute or contingent, known or unknown, determined or determinable and whenever arising, including, but not limited to, those evidenced by contracts, agreements, leases, indentures, deeds of trust and security, conditional sale and other title retention agreements.

         Section 2.30 Loss or Losses. The term "Loss" or "Losses" shall mean any
                      --------------
and all liabilities, losses, costs, claims, damages, penalties and expenses (including reasonable attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all reasonable attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person (as hereinafter defined) in enforcing such indemnity.

         Section 2.31 Material Adverse Effect. The term "Material Adverse
                      -----------------------
Effect" shall mean an effect (or circumstance involving a prospective effect) on the Assets or on the Anderson Business which is materially adverse.

         Section 2.32 Person. The term "Person" shall mean an individual, a
                      ------
corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, but not limited to, a government or a political subdivision thereof or an agency or instrumentality of any government or political subdivision thereof.

         Section 2.33 Personal Property. The term "Personal Property" shall mean
                      -----------------
all machinery, equipment, vehicles, tools, furniture and other tangible personal property owned or leased by Anderson or assigned or transferred by Anderson to Assignee.

         Section 2.34 Personal Property Leases. The term "Personal Property
                      ------------------------
Leases" shall mean Personal Property lease agreements, as amended, to which Anderson or Assignee is a party (as lessor or lessee).

         Section 2.35 Purchase Price. The term "Purchase Price" shall have the
                      --------------
meaning ascribed to it in Article 4 hereof.

         Section 2.36 Real Property. The term "Real Property" shall mean real
                      -------------
property, including tenant improvements and fixtures.

         Section 2.37 Real Property Lease. The term "Real Property Lease" shall
                      -------------------
mean (i) that certain lease dated September 15, 1988 by and between Universal City Studios, Inc., as Landlord, and Anderson Film Industries, Inc., as Tenant, for premises located in building #153 as Universal City, California, as more particularly described therein; and (ii) six (6) separate month-to-month leases for trailers and storage facilities presently used by Anderson which facilities are located behind and adjacent to Building No. 153.

         Section 2.38 Required Consent. All consents required to be obtained by
                      ----------------
Anderson or Assignee to comply with Section 3.2, Section 5.23, Section 8.3,
Section 8.4, Section 9.3 and Section 9.4 of the Agreement.

         Section 2.39 Related Agreement. The term "Related Agreement" shall mean
                      -----------------
any Contract which is or is to be entered into at the Closing or otherwise pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression. Related Agreements shall also include any "Related Agreement" to the Assignment.

         Section 2.40 Schedule or Schedules. The term "Schedule" shall mean any
                      ---------------------
schedule, and the term "Schedules" shall mean all Schedules, attached hereto and incorporated herein.

         Section 2.41 Subsidiary. The term "Subsidiary," with respect to a
                      ----------
Specified Person, shall mean a corporation or other legal entity which such person beneficially owns, controls or has the ability to control, directly or indirectly, (a) in excess of fifty percent (50%) of the stock, the holders of which are ordinarily and generally, in the absence of contingencies, entitled to vote for the election of a majority of the directors or (b) in excess of fifty percent (50%) of the aggregate total ownership thereof.

         Section 2.42 Taxes. The term "Taxes" shall mean, with respect to any
                      -----
Person, (a) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, fuel, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, premium, property or windfall profit tax, custom duty or other tax, fee, assessment or charge of any kind or nature whatsoever, together with any interest and any penalty thereon, imposed by any Governmental Authority on such Person or with respect to the assets or operations of such Person, and (b) any liability of such Person for the payment of any amount of the type described in the immediately preceding clause (a) as a result of such Person's being a member of an affiliated or combined group.

                                    ARTICLE 3
                                    ---------
                     TRANSACTIONS TO BE EFFECTED AT CLOSING
                     --------------------------------------

         Section 3.1 Closing. The Closing shall take place (a) at the offices of
                     -------
Greenberg Glusker Fields Claman & Machtinger LLP, 1900 Avenue of the Stars, Suite 2200, Los Angeles,

California 90067, effective as of the opening of business on ___________________, 1997 or (b) at such other time, date or place as shall be mutually agreed upon in writing by the parties hereto.

         Section 3.2  Transactions To Be Effected. At the Closing, upon the
                      ---------------------------
terms and subject to the conditions of this Agreement:

                  (a) Assignee shall sell, transfer, assign, convey and deliver to the Buyer, and the Buyer shall purchase, accept and take from Assignee, the Assets except for the Excluded Assets, subject to any existing Liens, in an "AS IS-WHERE IS CONDITION" with a DISCLAIMER BY ASSIGNEE OF ALL WARRANTIES, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, and the Buyer shall not assume any Liabilities, by delivery to the Buyer of appropriately executed and authenticated instruments of sale, assignment, transfer and conveyance as the Buyer or its counsel may reasonably request, including, but not limited to:

                           (i) a bill of sale in the form of Schedule 3.2A hereto; and

                           (ii) such other appropriately executed and
                  authenticated documents and instruments of sale, transfer, assignment and conveyance with respect to the Assets as the Buyer or its counsel may reasonably request, in each case as shall be necessary to sell, transfer, assign and convey to, and to vest in, the Buyer, title to the Assets as set forth above.

                           (iii) Evidence in form satisfactory to the Buyer,
                  that all Required Consents have been obtained;

                           (iv) The originals and/or duly executed assignments
                  by Anderson and the Assignee (to the extent such Permits are assignable) (in form suitable for filing or recording with the appropriate Governmental Authority, if applicable) of all of the Governmental Licenses and Permits;

                           (v) A certificate of the secretary of Anderson
                  certifying (A) resolutions of the board of directors of and of the stockholders of Anderson approving the Assignment (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Anderson) and
                  (B) the articles of incorporation and bylaws of Anderson as amended and/or restated; and

                           (vi) Certificates of Good Standing for Anderson from
                  the State of California.

                  (b)      the Buyer shall deliver to Assignee:

                           (i) Payment of the Purchase Price (as provided in
                  Section 4.2 hereof);

                           (ii) A certificate of the secretary of the Buyer
                  certifying (A) resolutions of the board of directors of the Buyer approving this Agreement and the transactions contemplated hereby, together with an incumbency and signature certificate regarding the officer(s) signing on behalf of each such person, and (B) the certificate of incorporation and bylaws of the Buyer as amended and/or restated.

                  (c) Notwithstanding the foregoing, Assignee may retain copies of, or may deliver copies in lieu of, any portion of the Books and Records required by Assignee.

         Section 3.3 Possession and Risk of Loss. Possession of the Assets shall
                     ---------------------------
be delivered to the Buyer as of the Closing. As of and after the Closing, such risk of loss or damage shall be the sole and complete responsibility of the Buyer.

         Section 3.4 Employees. Buyer shall consider the employment of, but
                     ---------
shall not be obligated to employ, any and all Employees of Anderson terminated by Anderson on or before the date of the Assignment. No obligations or liabilities of Anderson for the benefit of or in respect of employees or former employees, express or implicit, shall be assumed by Buyer.

         Section 3.5 Mail. The right of Assignee to direct Anderson's mail to be
                     ----
delivered to Assignee, and to open such mail, shall be transferred to Buyer. Buyer may retain all mail relating to its use of the Assets or its operation of the former Anderson Business, but Buyer shall forward to Assignee promptly upon receipt any mail related to the Excluded Assets, or the duties and responsibilities of Assignee. To the extent that any such mail relates both to Buyer's rights and Assignee's rights, Buyer shall forward such mail to Assignee but Buyer may retain a copy thereof for its own use. The obligation of Buyer to forward mail to Assignee shall terminate ninety (90) days after Closing.

                                    ARTICLE 4
                                    ---------
                PURCHASE PRICE AND PAYMENT OF THE PURCHASE PRICE
                ------------------------------------------------

         Section 4.1  Purchase Price. The purchase price that the Buyer shall
                      --------------
pay to the Assignee for the Assets under this Agreement shall be One Hundred Thousand Dollars ($100,000). The Buyer shall not assume any Liabilities of Anderson or any liabilities of Assignee, D.L. Anderson or Doggett.

         Section 4.2  Payment of the Purchase Price. At the Closing on the
                      -----------------------------
Closing Date, the Buyer shall pay One Hundred Thousand Dollars ($100,000) to Assignee.

                                    ARTICLE 5
                                    ---------
                REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS
                     OF ANDERSON, D.L. ANDERSON AND DOGGETT
                     --------------------------------------

         Anderson, D.L. Anderson and Doggett represent, warrant, covenant and agree, jointly and severally, to, with and for the benefit of Buyer, its Affiliates, successors and assigns, as follows:

         Section 5.1 Corporate Status and Subsidiaries. Anderson is a
                     ---------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California. Anderson has all requisite corporate power and authority to own or lease the Assets and to carry on its business as it is currently conducted. Anderson is duly qualified to do business and is in good standing in such other jurisdictions where the nature of the Assets owned, leased or operated by Anderson would require such qualification. Anderson does not own, directly or indirectly, the capital stock of any other corporation or any equity interest in any other business entity or subsidiary.

         Section 5.2 Authorization of Agreement. Anderson has full corporate
                     --------------------------
power and authority to execute, deliver and perform the Assignment and all other agreements, instruments and certificates entered into or delivered in connection with the transactions contemplated thereby, including the agreements of Anderson contained in this Agreement. Copies of the Articles of Incorporation of Anderson, as amended to date and certified by the Secretary of State of the State of California, and Bylaws of Anderson, as amended to date and certified by the Secretary or an Assistant Secretary of such corporation, shall be delivered to the Buyer at the Closing and such copies shall be complete and correct. The execution, delivery and performance of the Assignment have been, and all other agreements, instruments and certificates entered into or delivered in connection with the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action of Anderson. On the Closing Date, Anderson shall deliver to the Assignee and to Buyer certified copies of the resolutions adopted by the Board of Directors and by the stockholders of Anderson, authorizing the execution, delivery and performance by such corporation of the Assignment, and all other agreements, instruments and certificates entered into or delivered in connection with the transactions contemplated thereby, including the agreements of Anderson contained in this Agreement.

         Section 5.3 Binding Agreement. The Assignment, the agreements of
                     -----------------
Anderson contained in this Agreement and each of all other Related Agreements is or will constitute, a valid and binding obligation of Anderson and each is enforceable against Anderson (or upon execution and delivery will be enforceable against Anderson) in accordance with its respective terms.

         Section 5.4 No Default. Except as set forth on Schedule 5.4, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority is necessary by the terms of any Law or Contract applicable to Anderson or the Assets in connection with the execution, delivery and performance by Anderson of the Assignment, this Agreement and Related Agreements or the consummation of the transactions contemplated thereby or in order to transfer to the Assignee all Assets free of any Lien or Liability. The execution, delivery and performance of the Assignment, this Agreement and all other Related Agreements by Anderson does not and will not violate, conflict with, result in a breach or termination of or constitute a default under (or an event which with due notice or lapse of time, or both, would constitute a breach of or default under) or give any third party any additional right (including a claim to additional or escalated payments or termination rights) under, permit the cancellation of, permit the acceleration of any liability under or result in the creation of any Lien under (a) the Articles of Incorporation or the Bylaws, each as amended to date; (b) except as set forth on Schedule 5.4, any note, Contract or other obligation to which Anderson is a party or by which either of Anderson or any of the Assets is bound; (c) any judgment, order, decree, ruling or injunction applicable to Anderson or any of the Assets; or (d) any law applicable to Anderson or any of the Assets. Except as set forth on Schedule 5.4, neither Anderson nor any other party is in default under, nor is there an event which with due notice or lapse of time, or both, would constitute a default under, any Contract or other right in favor of Anderson, or obligation by which either of Anderson or any of the Assets is bound. It is expressly understood that the previous sentence is not intended to affect or refer to any agreements between or among any creditors of Anderson and Buyer or any Affiliate of Buyer.

         Section 5.5 Title To and Interest In the Assets. Except for Personal
                     -----------------------------------
Property that is leased by Anderson, and except as set forth on Schedule 5.6, Anderson had, as of the date of the Assignment, good and marketable title to all of the Assets. For purposes of this Section 5.5, otherwise marketable title shall not be rendered unmarketable for the sole reason that on the Closing Date, the fair market value of an asset is less than the amount representing Liens upon such asset.

         Section 5.6 Financial Statements; Undisclosed Liabilities; Other
                     ----------------------------------------------------
Documents. The Financial Statements are, except as stated therein, and as stated
---------
in this Section 5.6, prepared in accordance with generally accepted accounting principles, consistently applied and present fairly the financial position, assets and liabilities of Anderson as of the dates thereof and the revenues, expenses, results of operations and cash flows of Anderson for the periods covered thereby. The Financial Statements are in accordance with the books and records of Anderson and do not reflect any transactions which are not bona fide transactions. There are no Liabilities of Anderson and there are no Liabilities or Liens relating to or affecting the Assets, other than those Liabilities or Liens set forth on Schedule 5.6 hereto. The Financial Statements do not reflect any material items of nonrecurring income; provided, however, that it is expressly understood that income in respect of the ordinary services provided by Anderson is not considered to be nonrecurring, even if it may not continue. The Financial Statements are included in Schedule 5.6.

         Section 5.7 Condition and Sufficiency of Assets. Except as disclosed on
                     -----------------------------------
Schedule 5.7, all of the tangible Assets, whether real or personal, owned or leased, have been maintained and are in good operating condition and repair (with the exception of normal wear and tear).

Immediately after the date of the Assignment, the Assignee shall own or have a permanent right to use all assets, properties, rights and the Intellectual Property, which are required for or currently used in connection with the operation of the Anderson Business or Assets, as presently conducted. Except as described on Schedule 5.7, all of such property which is Personal Property is located at the Leased Premises.

         Section 5.8  Real Property.
                      -------------

                  (a) Anderson is the tenant under the Real Property Lease. Except for the fixtures and tenant improvements at the Leased Premises, Anderson does not own, hold or use any other Real Property.

                  (b) Except as set forth in Schedule 5.8, the Real Property Lease is in full force and effect and neither party is in default thereunder. A true and correct copy of the Real Property Lease (to the extent any such Lease is written) has been delivered to Buyer.

         Section 5.9 Personal Property. Schedule 5.9A sets forth a true and
                     -----------------
complete list of all the Personal Property, including Personal Property which is located other than at or on the Leased Premises. Schedule 5.9B sets forth a true and accurate description of all Personal Property Leases, together with a description of the Personal Property subject to each such Personal Property Lease.

         Section 5.10 Inventories. Schedule 5.10 contains a true and accurate
                      -----------
statement of all Inventory.

         Section 5.11 Litigation; Compliance With Laws. Schedule 5.11 hereto
                      --------------------------------
sets forth actions, lawsuits, and administrative, arbitral or other proceedings or governmental investigations ("Litigation") which are pending or, to the best knowledge of Anderson, D.L. Anderson and Doggett, threatened against Anderson, or its shareholders that would relate to or could affect the Assets except for Litigation that is covered by insurance (which is in full force and effect). Anderson is not, and neither the Assignee nor the Assets could be affected by, or are subject to, any order, writ, decree, injunction or stipulation in respect of the Assets or the Anderson Business. Anderson is not in the process of settling any such pending or threatened Litigation. There is no Litigation pending or threatened against Anderson with respect to the Assignment or the transactions contemplated thereby and has no reason to believe that there is a valid basis for instituting such Litigation. Anderson has (i) complied and is complying in all material respects with all Laws applicable to operation of the Assets and (ii) has obtained all Governmental Licenses and Permits that are necessary to the operation of the Assets as being conducted by Anderson on the date hereof (which are listed on Schedule 5.11 hereto), and Anderson is in full compliance with the requirements and limitations set forth therein. Without limiting the foregoing, no notice from any Governmental Authority has been received by Anderson claiming any violation of any law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

         Section 5.12 Permits. Schedule 5.12 is a true and accurate list of all
                      -------
Governmental Licenses and Permits (collectively "Permits") held by Anderson. Except for the Permits listed on Schedule 5.12, there are no Governmental Licenses and Permits which are necessary for the lawful operation of the Assets.

         Section 5.13 Insurance. Schedule 5.13 hereto contains an accurate
                      ---------
description of all material policies of fire, liability, workers' compensation, health and other forms of insurance owned or held by Anderson. Anderson has heretofore delivered to Assignee and Buyer a true and complete copy of all such policies, including all occurrence-based policies for all periods prior to the date of the Assignment. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the Assignment have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (a) all requirements of Law and (b) all Contracts to which Anderson is a party. Except as set forth in Schedule 5.13, Anderson has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three (3) years. Except as set forth on Schedule 5.13 hereto, there are no pending or threatened claims under any insurance policy.

         Section 5.14 Tax Matters. Except as listed on Schedule 5.14 hereto,
                      -----------
Anderson has duly and timely filed all federal, state, local and foreign tax returns and reports with respect to the operation of its business and the Assets that Anderson is required to file and has paid all taxes, interest, penalties, assessments and deficiencies due or claimed to be due thereunder. Except as listed on Schedule 5.14 hereto, all applicable federal, state, local and foreign taxes, assessments, fees and other governmental charges imposed on Anderson with respect to the operation of the Anderson Business and the Assets that have become due and payable, unless disputed, have been paid.

         Section 5.15 Intellectual Property. Schedule 5.15 hereto lists all
                      ---------------------
Intellectual Property as of the date hereof. Except as disclosed on Schedule 5.15, Anderson represents and warrants that:

                  (a) all of the Anderson Intellectual Property is owned by Anderson free and clear of all Liens, and is not subject to any license, royalty or other agreement, and Anderson has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property;

                  (b) none of the Intellectual Property or its present or contemplated use by Anderson infringes upon the rights, assets or property of any third party or has been or is the subject of any pending or threatened litigation or claim of infringement; and

                  (c) no license or royalty agreement which relates to the Intellectual Property to which Anderson is a party is in breach or default by any party thereto or the subject of any notice of termination given or threatened.

         Section 5.16 Books and Records. The Books and Records of Anderson are
                      -----------------
accurate and complete in all material respects and have been maintained in accordance with good business practice for businesses similar to the Anderson Business.

         Section 5.17 Customers.
                      ---------

                  (a) Schedule 5.17A sets forth a list of the ten (10) largest customers of Anderson in terms of sales volume during the fiscal year ended December 31, 1996 and the period thereafter to the date of the Assignment (collectively, the "Major Customers");

                  (b) Except to the extent set forth in Schedule 5.17B, since January 1, 1996, there has not been any adverse change in the business relationship, and there has been no material dispute, between Anderson and any Major Customer, and there are no indications that any Major Customer intends to reduce its purchases from Anderson. However, Anderson, Doggett and D.L. Anderson make no representations or covenants, express or implied, that any current customer or supplier will conduct business with any buyer of the Assets.

                  (c) Anderson has delivered to the Assignee at the date of the Assignment a true and correct list of all current customers.

         Section 5.18 Schedules and Exhibits. All Schedules and Exhibits
                      ----------------------
attached to or referred to in the Assignment and all Schedules and Exhibits delivered on or required to be delivered pursuant to the Assignment, shall constitute an integral part of the Assignment. Anderson has delivered to the Assignee and Buyer, or has otherwise made available to the Assignee and Buyer, true and correct copies of all written Contracts and has described to Assignee and Buyer all oral Contracts described in, attached to or referred to in any Schedule or Exhibit delivered or required to be delivered pursuant to the Assignment. A true and correct list of all such Contracts, written or oral, not set forth on or described in other Schedules is set forth on and described in
Schedule 5.18.

         Section 5.19 Environmental Issues. Except as set forth on Schedule
                      --------------------
5.19, (i) Anderson has obtained all Environmental Permits required for the proper management and operation of the Assets and all such Environmental Permits are in good standing and Anderson is in compliance with all terms and conditions of such Environmental Permits; (ii) Anderson is not subject to any pending, or to Anderson's knowledge threatened, order from or agreement pertaining to the Assets with any Governmental Authority or private party or any judicial or administrative proceedings or investigations, respecting any Environmental Law;
(iii) to the best of its knowledge, does not know of any material liabilities, obligations or costs arising from the Release (as hereinafter defined) of a Contaminant (as hereinafter defined) into the environment on or from any Real Property used or occupied by Anderson, or from the Assets; (iv) Anderson has not filed, and to Anderson's knowledge, is not required to file, any notice under applicable Environmental law reporting a Release of a Contaminant into the environment; and (v) Anderson has not received any notice or claim to the effect that it is or may be liable to any person, entity or governmental body as a result of the Release of a Contaminant into the environment or as a result of exposure to asbestos.

                  (a) As used herein the following terms shall have the following definitions:

                  "Contaminant" includes any pollutant or contaminant (as that term is defined in 42 U.S.C. (S)9601(13)), toxic pollutant (as that term is defined in 33 U.S.C. (S)1362(13)), Hazardous Substance, hazardous chemical (as that term is defined by 29 CFR (P) 1910.1200(c)), hazardous waste (as that term is defined by 42 U.S.C.
         (S)6903(5)), radioactive material, asbestos and asbestos containing material, polychlorinated biphenyl, petroleum and petroleum waste, including crude oil or any petroleum-derived substance, waste or breakdown or decomposition product thereof, or any constituent of any such petroleum substance or waste.

                  "Release" means any spill, emission, leaking, dumping, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Real Property used or occupied by Anderson, including the movement of Contaminants through or in the air, soil, surface water or groundwater of the Real Property used or occupied by Anderson.

         Section 5.20 No Continuing Liabilities to Employees. Except as
                      --------------------------------------
described on Schedule 5.20, Anderson has no obligation to continue the employment or services of, or has any monetary liability (other than compensation for the current pay period as well as accrued vacation and sick leave) with respect to, any persons and Anderson acknowledges and agrees that
(a) Assignee has no liability with respect to any such persons whatsoever; (b) Buyer shall have no liability to any such persons, and Buyer shall not have any obligation to employ such persons with respect to Buyer's operation of the Assets or otherwise. In this connection, Anderson shall notify each of its employees of their respective terminations on or before delivery of the Assignment, and of the fact that employment, if any, subsequent to the Assignment shall be pursuant to the employment policies and practices and terms and conditions established by a buyer, if any, from Assignee, of the Assets or Anderson Business.

         Section 5.21 Employee Benefit Plans. Except as set forth on Schedule
                      ----------------------
5.21, Anderson has no benefit plan or arrangement for employees, agent or independent contracts. Except as set forth on Schedule 5.21, none of such benefit plans or arrangements is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended, and at no time during the past six (6) years has Anderson made any contribution to any other funded employee benefit or welfare or arrangement. The consummation of the transactions contemplated by the Assignment will not entitle any individual to severance or termination pay or benefits, other than "COBRA" benefits. Neither the Assignee nor Buyer shall have any liability arising from any such benefit plan or arrangement.

         Section 5.22 No Collective Bargaining Agreements. Anderson is not a
                      -----------------------------------
party to any collective bargaining agreement or other similar agreement or undertaking. No labor organization has (or claims to have), or is negotiating or seeking to negotiate for, or otherwise secure, the right to represent any individual rendering services to Anderson under a collective bargaining agreement or otherwise. Anderson has no knowledge that a labor organization intends to negotiate or to seek to negotiate for, or is otherwise seeking to secure, any such right. There is no pending or threatened labor strike, stoppage, slowdown, picketing or similar labor dispute affecting Anderson, and Anderson has not experienced any such matter during the last three (3) years.

         Section 5.23 Transfer of Masters and Work-in-Progress. Anderson has the
                      ----------------------------------------
authority and right to transfer custody of all of the masters and elements of a tape, video, movie or other form of creative production (whether or not the work-in- progress undertaken by Anderson has been completed) without the consent of any third party.

         Section 5.24 Accuracy Of Statements. Neither the Assignment nor any
                      ----------------------
schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of Anderson to Assignee or any representative of the Assignee in connection with the Assignment or any of the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         Section 5.25 Intervening Period. The representations, warranties and
                      ------------------
covenants contained in this Article 5 are made as of the time of the Assignment. No representations, warranties or covenants are made as to any matters arising out of facts or events arising after the time of the Assignment.

                                    ARTICLE 6
                                    ---------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                          OF THE BUYER TO THE ASSIGNEE
                          ----------------------------

         Section 6.1 Corporate Status. The Buyer is a corporation duly
                     ----------------
organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in the state of its incorporation. The Buyer has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as they are currently being conducted.

         Section 6.2 Authorization of Agreement. The Buyer has full corporate
                     --------------------------
power and authority to execute, deliver and perform this Agreement and all other agreements and instruments entered into or delivered in connection with the transactions contemplated as of the date hereof, certified by the Secretary of State of the State of Delaware, and the Buyer's Bylaws, as amended to date, certified by the Secretary or an Assistant Secretary of the Buyer, shall be delivered to the Assignee at the Closing on the Closing Date and when delivered, will be complete and correct. The execution, delivery and performance of this Agreement has been, and all other agreements and instruments entered into or delivered in connection with the transactions contemplated hereby have been, or prior to the Closing will have been, duly and validly authorized by all necessary corporate action on the party of the Buyer. On the Closing Date, the Buyer shall deliver to Assignee certified copies of the resolutions adopted by the board of Directors of the Buyer authorizing the execution, delivery and performance of this Agreement by the Buyer.

         Section 6.3 Binding Agreement. This Agreement constitutes, and all
                     -----------------
other agreements and instruments entered into or delivered in connection with the transactions contemplated hereby do or will constitute, the valid and binding obligations of the Buyer and are enforceable against the Buyer (or upon execution and delivery will be enforceable against the Buyer) in accordance with their respective terms.

                                   ARTICLE 7
                                   ---------

             OTHER COVENANTS OF ANDERSON, D.L. ANDERSON AND DOGGETT
             ------------------------------------------------------

         Anderson, D.L. Anderson and Doggett jointly and severally covenant and agree to, with and for the benefit of Buyer, its Affiliates and successors, as follows:

         Section 7.1 Consents and Approvals.
                     ----------------------

                  (a) Anderson shall, and D.L. Anderson and Doggett shall cause Anderson to, (i) take all necessary action and use its best efforts to obtain any and all consents and governmental or other approvals and authorizations required to be obtained by Anderson to permit Anderson to consummate the transactions contemplated by the Assignment, to perform Anderson's obligations under the Assignment and to allow Assignee to fulfill any conditions to which it agrees in respect of the sale of the Assets to Buyer by Assignee, and (ii) make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made by or on behalf of Anderson pursuant to any applicable Law or Contract in connection with the Assignment or the transactions contemplated thereby; and

                  (b) In any event, Anderson shall, and D.L. Anderson and Doggett shall cause Anderson to, take all actions necessary to cause the sale, assignment, transfer and delivery of the Assets and the consummation of the transactions contemplated by the Assignment or by any sale of Assets to Buyer by Assignee.

         Section 7.2 Customer Lists. Anderson shall deliver to Assignee on the
                     --------------
date of the Assignment a customer list as described in Section 5.17 hereof.

         Section 7.3  Non-Competition.
                      ---------------

                  (a) D.L. Anderson and Doggett each agree that from and after the date of this Agreement, so long as he is either employed by Buyer or an Affiliate of Buyer, or is receiving compensation from Buyer or an Affiliate of Buyer, he will not, directly or indirectly:

                           (i)  compete with Buyer or its Affiliates; or

                           (ii) be interested in, employed by, engaged in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for, any Competitive Business which conducts its business within the Territory (as such terms are hereinafter defined); provided, however, that notwithstanding the
                               --------  -------
         foregoing, Executive may make solely passive investments in any Competitive Business the common stock of which is "publicly held," and of which Executive shall not own or control, directly or indirectly, in the aggregate securities which constitute more than one (1%) percent of the voting rights or equity ownership of such Competitive Business; or

                           (iii) solicit or divert any business or any customer from Buyer or its Affiliates or assist any person, firm or corporation in doing so or attempting to do so; or

                           (iv) cause or seek to cause any person, firm or corporation to refrain from dealing or doing business with Buyer or its Affiliates or assist any person, firm or corporation in doing so or attempting to do so.

For purposes of this Section, the term "directly or indirectly" shall include acts or omissions as proprietor, partner, joint venturer, employer, salesman, agent, employee, officer, director, lender or consultant of or owner of any interest in any Person. "Competitive Business" shall mean the Anderson Business or similar or competitive business or any business which engages in the provision of products or services that are similar to or used for the purposes that could be served by the products or the services provided by Anderson prior to the Assignment. "Territory" shall mean any geographic area in which Anderson has transacted business prior to the Assignment.

                  (b) D.L. Anderson and Doggett each agree that, from and after the date of this Agreement, so long as he is either employed by Buyer or an Affiliate of Buyer or is receiving compensation from Buyer or an Affiliate of Buyer, and for two (2) years thereafter, he shall not, directly or indirectly: (a) solicit or hire, or attempt to solicit or hire, any employee of Buyer or an Affiliate of Buyer, or assist any person, firm or corporation in doing so or attempting to do so; or (b) solicit or cause to be solicited the disclosure of, or use or disclose, any Confidential Information for any purpose whatsoever or for any other party.

                  (c) If at any time any of the provisions of this Section shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then this Section shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity or other restrictions, as shall be determined to be reasonably and enforceable by the court or other body having jurisdiction over the matter, and Anderson, D.L. Anderson and Doggett expressly agree that this Section, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

                  (d) The provisions of this Section shall be in addition to, and not in limitation of, any other provisions contained in any other agreement restricting competition by the employees of Anderson.

         Section 7.4 Implementing Agreement. Subject to the terms and conditions
                     ----------------------
thereof and compliance with any applicable law, court order or validly enacted governmental action, Anderson, D.L. Anderson and Doggett shall use their respective best efforts to take all action required of it or them to fulfill their respective obligations under the terms of the Assignment and to facilitate the consummation of the transactions contemplated thereby or by this Agreement. Anderson agrees that neither Anderson nor any of its officers or directors will take any action which would have the effect of preventing or disabling Anderson's performance of its obligations under the Assignment or any in connection with the sale of the Assets to Buyer by Assignee, and that its Shareholders will not take any such action prior to the performance of such obligations by Anderson.

         Section 7.5 Required Consents Obtained. All Required Consents shall be
                     --------------------------
obtained by Anderson or Assignee.


                                    ARTICLE 8
                                    ---------

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER
              ----------------------------------------------------

         Section 8.1 Conditions Precedent. The obligations of the Buyer under
                     --------------------
this Agreement are subject to the fulfillment at the Closing on the Closing Date, of all of the conditions precedent set forth in this Article 8 and throughout this Agreement; provided, however, that any of such conditions may be waived by the Buyer in writing at or prior to the Closing.

         Section 8.2 Continued Truth of Representations and Warranties and
                     -----------------------------------------------------
Compliance With Covenants. The representations and warranties of Anderson, D.L.
-------------------------
Anderson and Doggett contained in this Agreement shall be true, accurate and complete in all material respects on and as of the Closing Date and Anderson shall have performed and complied in all material respects with all terms, conditions, covenants and agreements required by the Assignment to be performed or complied with by Anderson on or prior to the Closing Date.

         Section 8.3 Governmental Approvals. All necessary consents,
                     ----------------------
authorizations and approvals of all governmental agencies, commissions and similar bodies, the consent, authorization or approval of which is required under any applicable Law, in order to permit Anderson to consummate the transactions contemplated by the Assignment and Assignee to consummate the transactions contemplated by this Agreement, shall have been obtained and delivered to Assignee and to Buyer, respectively, and any and all consents necessary to assign all Governmental Permits, to the extent such Governmental Permits may be assigned, shall also have been obtained and delivered to the Assignee and Buyer.

         Section 8.4 Consent Of Third Parties. The duly executed written
                     ------------------------
consents and approvals of any third parties necessary to permit Anderson and Assignee to consummate the transactions contemplated by the Assignment and this Agreement, respectively, in form and substance satisfactory to Assignee and Buyer in all material respects shall have been obtained and delivered by Anderson to Assignee and Assignee to Buyer.

         Section 8.5 Adverse Proceedings. There shall be no action, lawsuit or
                     -------------------
proceeding filed and pending, or any claim or controversy asserted, that in Buyer's good faith estimate could have a Material Adverse Effect. There shall be no unsatisfied or outstanding order, writ, judgment, injunction or decree or any litigation or proceeding filed that seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement, or that would, if successful, affect the right of the Buyer to own, operate or control the Assets or the Anderson Business.

         Section 8.6 Delivery of Schedules and Other Materials. Anderson shall
                     -----------------------------------------
have delivered to the Assignee all of the Schedules, agreements, transfer and assumption documents and every other document required to be executed and delivered pursuant to the Assignment and the Assignee shall have delivered such Schedules and documents and other materials to Buyer pursuant to Article 3 hereof or otherwise referred to in this Agreement.

         Section 8.7 Documents. The Buyer shall have received all of the
                     ---------
agreements, documents and items specified in Section 3.2.

         Section 8.8 Discharge of Federal Tax Liens. The Buyer shall have
                     ------------------------------
received (a) a true and correct duly executed original of Internal Revenue Service Form 669-B (Certificate of Discharge of Property from Federal Tax Lien) or Form 669-C (Certificate of Discharge of Property from Federal Tax Lien) in form and substance satisfactory to Buyer, pursuant to which the District Director of Internal Revenue irrevocably discharges the Assets from all tax liens filed against Anderson by the Internal Revenue Service on or before the Closing Date, or (b) evidence satisfactory to Buyer that (i) no tax liens have been filed against Anderson or the Assets by the Internal Revenue Service on or before the Closing Date and (ii) all delinquent taxes have been paid or compromised on or before the Closing Date.

         Section 8.9  Approved Liens. The Assets shall not be subject to any
                      --------------
Liens other than those approved by and acceptable to Buyer at Closing.


                                    ARTICLE 9
                                    ---------

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ASSIGNEE
               ---------------------------------------------------

         Section 9.1 Conditions Precedent. The obligations of the Assignee under
                     --------------------
this Agreement are subject to the fulfillment, at the Closing, on the Closing Date, of all of the conditions precedent set forth in this Article 9 and throughout this Agreement; provided, however, that any of such conditions may be waived by Assignee in writing at or prior to the Closing.

         Section 9.2 Continued Truth Of Representations And Warranties And
                     -----------------------------------------------------
Compliance With Covenants. The representations and warranties of the Buyer
-------------------------
contained in this Agreement shall be true, accurate and complete in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and the Buyer shall have performed and complied in all material respects with all terms, conditions and agreements required by this Agreement to be performed or complied with by the Buyer prior to or at the time of Closing on the Closing Date.

         Section 9.3 Governmental Approvals. All necessary consents,
                     ----------------------
authorizations and approvals of all governmental agencies, commissions and similar bodies, the consent, authorization or approval of which is required under any applicable law, rule, order or regulation for the consummation of the transactions contemplated by this Agreement, shall have been received.

         Section 9.4 Consent of Third Parties. The duly executed written
                     ------------------------
consents and approvals of any third parties necessary to permit the Buyer to consummate the transactions contemplated by this Agreement shall have been obtained and delivered by the Buyer to Assignee.

         Section 9.5 Adverse Proceedings. There shall be no unsatisfied or
                     -------------------
outstanding order, writ, judgment, injunction or decree that seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement. That shall be no lawsuit or proceeding filed and pending against Anderson or Assignee with respect to the Assets or the Anderson Business that has a reasonable likelihood of success and that seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                                   ARTICLE 10
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

         Section 10.1 Survival. The representations, warranties, agreements and
                      --------
(except for those that by their express terms terminate upon Closing) covenants of the parties hereto shall survive the Closing.

         Section 10.2 Indemnification by D.L. Anderson and Doggett. D.L.
                      --------------------------------------------
Anderson and Doggett each agree, jointly and severally, to indemnify and, effective upon the Closing, do indemnify the Buyer and each of the Buyer's Affiliates, and the Buyer's officers, directors, employees, agents and representatives (individually, an "Indemnified Person" and collectively, "Buyer Indemnified Parties") against, and agree to indemnify and hold each of them harmless from, the amount of any and all Losses incurred or suffered by them relating to or arising out of or in connection with any or all of the following:

                  (a) any material breach of or any inaccuracy in any representation or warranty made by Anderson, D.L. Anderson or Doggett pursuant to the Assignment, this Agreement or any Related Agreement or any document delivered at the Closing;

                  (b) any material non-fulfillment or material breach of or failure by Anderson, D.L. Anderson or Doggett to perform any obligations or covenant to be performed by any of them set out in or contemplated by the Assignment, this Agreement or any Related Agreement or any document delivered at Closing; and

                  (c) all material Liabilities and Liens (other than Approved Liens) arising out of the ownership of or the operation of the Assets, or the conduct of the Anderson Business prior to the Closing Date, whether arisen or to arise, fixed or contingent, known or unknown, in any way relating to conditions, events, transactions, circumstances, contracts, actions or omissions affecting or relating to Anderson and/or its operations or the Assets.

         Section 10.3 Failure of D.L. Anderson and Doggett to Act. In the event
                      -------------------------------------------
that D.L. Anderson and/or Doggett do not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or the cause the same to be done, shall not relieve D.L. Anderson or Doggett of their respective obligations hereunder.

         Section 10.4 Subrogation and Contribution. In the event that D.L.
                      ----------------------------
Anderson and/or Doggett make any payment in respect of indemnification under this Agreement and the Indemnified Person also has a right to recover from a third party the Losses paid by D.L. Anderson or Doggett, then D.L. Anderson and/or Doggett shall, once the Indemnified Person shall have been compensated in full for all Losses associated with the event, conditions or circumstance giving rise to such indemnification, to the extent of his payment, be subrogated to, and be entitled at his own expense to recover under, the claim of the Indemnified Person against the third party. The Indemnified Person shall cooperate to the extent reasonably requested by D.L. Anderson and/or Doggett, and at the expense of D.L. Anderson and/or Doggett, in recovering against the third party, including (without limitation) transferring or assigning said claim to D.L. Anderson and/or Doggett. D.L. Anderson and/or Doggett shall indemnify the Indemnified Person against, and hold it harmless from, the full amount of any and all Losses incurred or suffered by the Indemnified Person as a result of D.L. Anderson and/or Doggett collecting, or attempting to collect, such claim.

         Section 10.5 Limitations on Indemnity. The maximum amount for which
                      ------------------------
D.L. Anderson and/or Doggett shall be obligated to pay pursuant to paragraph
10.2 hereof shall be One Hundred Thousand Dollars ($100,000) in the aggregate.

         Section 10.6 Indemnification of Assignee. Buyer shall indemnify
                      ---------------------------
Assignee against any and all Losses in an amount not to exceed an aggregate of One Hundred Thousand Dollars ($100,000) arising from any asserted claims against Assignee of the Internal Revenue Service, California Franchise Tax Board, California Board of Equalization or the California Employment Development Department with respect to taxes owed to such agencies respectively arising from events occurring prior to the date of the Assignment.


                                   ARTICLE 11
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

         Section 11.1 Sales and Use Tax. The Buyer shall pay sales and use Taxes
                      -----------------
determined to be payable with respect to or as the result of the consummation of the transactions contemplated hereby on personal property transferred hereunder.

         Section 11.2 Seller's Brokers. Assignee represents and warrants to the
                      ----------------
Buyer that Assignee has not dealt with, retained or otherwise employed any broker, finder or agent in connection with the transactions contemplated by this Agreement.

         Section 11.3 Buyer's Brokers. The Buyer represents and warrants to
                      ---------------
Assignee that the Buyer has not dealt with, retained or otherwise employed any broker, finder or agent in connection with the transactions contemplated by this Agreement.

         Section 11.4 Time is of the Essence. Time is of the essence with regard
                      ----------------------
to the consummation of the transactions contemplated by this Agreement, and both parties shall use their best efforts to satisfy all obligations imposed upon such parties under this Agreement in a timely fashion.

         Section 11.5 Notices. Any notice, request, instruction or other
                      -------
document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given,

(a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission, or (c) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

         To the Buyer:          AV Acquisition Corp.
                                2813 W. Alameda Ave.
                                Burbank, California  91505
                                Attention:  Alan Unger

         with a copy to:        Greenberg Glusker Fields
                                 Claman & Machtinger LLP
                                1900 Avenue of the Stars, Suite 2200
                                Los Angeles, California  90067
                                Attention:  Jill A. Cossman

         To the Assignee:       Earle Hagen, Sr., Esq.
                                c/o Hagen, Hagen & Hagen
                                17525 Ventura Boulevard, Suite 201
                                Encino, California  91316


         with a copy to:        Anderson Film Industries Corp.
                                -----------------------------
                                -----------------------------
                                -----------------------------
                                Attention:  _________________

or such other address as may be communicated in writing by any party to the other. Notices shall be deemed given on the day following mailed first class, proper postage, etc. or when actually delivered.

         Section 11.6 Entire Agreement; Amendment. This Agreement and the
                      ---------------------------
Schedules attached hereto contain the entire agreement between the parties hereto with respect to the sale of the Assets and supersede all previous written or oral negotiations, commitments and writings between the parties hereto. This Agreement may be amended, but only in writing, signed on behalf of Assignee by Earle Hagen, Sr. or any partners of Assignee and signed on behalf of the Buyer by the Chairman of the Board or the President or any Vice President of the Buyer.

         Section 11.7 Counterparts. This Agreement may be executed in one or
                      ------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         Section 11.8 Governing Law. This Agreement shall be governed by and
                      -------------
construed and enforced in accordance with the laws of the State of California. The Assignee and the Buyer covenant and agree that any action or proceeding arising in connection with this Agreement, specifically including any action or proceeding instituted by the Buyer against Anderson, D.L. Anderson and Doggett or any other Person, to enforce the indemnification obligations and liabilities of Anderson to the Buyer under Article 10 of this Agreement may be instituted only in the Superior Court of the State of California in Los Angeles, California or in the federal court in the Central District of the State of California (Los Angeles).

         Section 11.9 Partial Invalidity. In the event that any provision or
                      ------------------
part of any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, unless such provision or part of a provision is material to the performance of this Agreement or the consummation of the transactions contemplated hereby, as determined by both the Assignee and the Buyer, this Agreement shall continue in effect and such provision or part of a provision shall be excised herefrom, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         Section 11.10 Successors and Assigns. This Agreement shall be binding
                       ----------------------
upon and inure to the benefit of Assignee and the Buyer and their respective successors and permitted assigns.

         Section 11.11 Captions. The Index and the titles of the Articles and
                       --------
Sections of this Agreement are for convenience only and shall not be construed as limiting, defining or affecting the substantive terms of this Agreement.

         Section 11.12 Effect Of Investigation. Any due diligence review, audit
                       -----------------------
or other investigation or inquiry undertaken or performed by or on behalf of the Buyer shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, Anderson, D.L. Anderson and Doggett, irrespective of the knowledge and information received (or which should have been received) therefrom by the Buyer.

         Section 11.13 Waivers. The failure of a party hereto at any time or
                       -------
times to required performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach of any other term, covenant, representation or warranty.

         Section 11.14 Interpretation. The use of the masculine, feminine or
                       --------------
neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation, or "include, without limitation," respectively. Underscored references to Articles, Sections, Subsections or Schedules shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall be not be affected by the fact that any more general or less general representation warranty or covenant was not also breached or inaccurate.

         Section 11.15 No Third Party Beneficiaries. This Agreement is solely
                       ----------------------------
for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         Section 11.16 Further Assurances. Upon the reasonable request of the
                       ------------------
Buyer, Assignee and Anderson will on and after the Closing Date execute and deliver to the Buyer such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to the Buyer of, and to vest fully in Buyer title to, the Assets, and to otherwise carry out the purposes of this Agreement.

         Section 11.17 Remedies Cumulative. The remedies provided in this
                       -------------------
Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         Section 11.18 Fees, Costs and Expenses. Except as otherwise
                       ------------------------
specifically provided herein, the Assignee (Seller), on the one hand, and the Buyer, on the other hand, shall each bear their own direct and indirect costs or expenses incurred in connection with the negotiation and preparation of this Agreement and the Related Agreements and the consummation and performance of the transactions contemplated hereby and thereby, including without limitation, all legal fees and fees of any brokers, finders or similar agents. Buyer shall not bear the costs or expenses of any other Person.

         IN WITNESS WHEREOF, Assignee and the Buyer have executed this Agreement as of the date written above.

                                /s/ Earle Hagen
                                ------------------------------------------------
                                EARLE HAGEN, Assignee


                                AV ACQUISITION CORP., a Delaware corporation


                                By:  /s/ Robert Walston
                                     _________________________________________

                                Name:  Robert Walston
                                     _________________________________________

                                Title:  Chief Executive Officer
                                      ________________________________________

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

         The undersigned each jointly and severally join in and agree to be bound by the representations, warranties, covenants and/or indemnities contained in the foregoing Agreement which are made only for the benefit of Buyer and Buyer's Affiliates (as therein defined).



                                ANDERSON FILM INDUSTRIES CORP., a California corporation dba ANDERSON VIDEO


                                By: /s/ Michael Doggett
                                     _________________________________________

                                Name: Michael Doggett
                                     _________________________________________

                                Title: Chairman and CEO
                                      ________________________________________


                                /s/ Darrell L. Anderson
                                ----------------------------------------------
                                Darrell L. Anderson, individually


                                /s/ Michael Doggett
                                ----------------------------------------------
                                Michael Doggett, individually